Exhibit 4.2
Translation of Shares Transfer Agreement for Lake Communication Limited

Seller:	Shenzhen GrenTech Company Limited (party A)
Address:	Guoren Building, Keji Central 3rd Road, Hi-Tech Park, Nanshan District, Shenzhen
Authorized representative:	Gao YingJie
Position:	Chairman
Buyer:	Zhuang HaiFan (party B)
ID#:	320102196412081637
Address:	Room 604, 48 Xin Hua Nan Road, Quanzhou
This contract is signed by party A and party B in Shenzhen
Party A agreed to sell his 100% shares of Quanzhou Lake Communication Company Limited (Lake Communication) to Party B.
Whereas Party B agree to accept 100% shares of Lake Communication from Party A. After the friendly compromised from both parties with the principle of fair, both parties had agreed on the following terms in the transfer 100% shares of Lake Communication from party A:
Term 1: Shares transfer price
Party A agree to transfer 100% shares of Lake Communication to party B in RMB101.33 million under the terms and regulations of this agreement. Party B is willing to accept party A’s Lake communication shares in the above amount.
Term 2: Guarantee
Party A guarantee that all shares which is going to transfer to party B are the possession of party A. Party A has the full right on reallocation. Party A has guaranteed that all shares has no collateral and other hypothec. Otherwise, party A have to responsible on any economic and law liabilities caused by the above.
Party B had guarantee will finish the payment amount in term 1 within 30 days.
Term 3: The share of liabilities
1.
After this agreement goes into effect, party B will hold 100% shares of Lake Communication and possess the company’s profit and loss and risks which include all liabilities that Lake communication has.

2.
After this agreement goes into effect, party A will not hold any shares of Lake Communication and possess the company’s profit and loss and risks which include all liabilities that Lake communication has.

Term 4: Related Fees
Both parties agree to responsible on the fees that is generated by the shares transfer and will pay 50% by each party.
Term 5: Breach of contract
1. The party who breach of faith will need to responsible on the liabilities if any party does not property and fully perform the contract obligations. The party who breach of faith should also reponsible on any loss on the other party.
2. If party B does not pay the payment on time, 1% of late payment penalty for each late payment day will be applied.
Term 6: Changes and termination of the oontract

The contract can be change or terminate if one of the following situation happen. However, both party A and B must signed the agreement of change or termination in order to be effective.
1.	The contract cannot be carry out caused by the act of God or any party without mistake but unavoidable accident:

2.	The situation had been changed and both party A & B agree to change or terminate.
Term 7: Applied law and settlement of conflict
1.	This contract is under the Chinese Law
2.
Any conflict or related matters about the contract, both parties should solve the conflict in friendly manner. If both parties cannot solved the conflict, the case should submit to Shenzhen Arbitration Commission. The result of the commission is the final and both parties have to be in force.

Term 8: The effective terms of the contract
This contract will be effective after the date which is signed or stamped by both parties representatives or consigners. Both parties should proceed the registration process within 15 days.
Term 9: Others
1.	There are 4 original copies. Each party A and B keep 1 copy and Lake Communication keep 1 copy. The rest of the copy will be kept in the related governmental authorities.
2. The contract is signed by both party A and B in Shenzhen.
Sell side: (Stamp) Shenzhen GrenTech Company Limited Buy Side: (signature)
Legal representative: (Signature/stamp)
December 17, 2008

Translation of Disposition of Liabilities Agreement
Contract Number: _____
Party A:
1.	Shenzhen GrenTech Company Limited (Party A1)
Address: Guoren Building, Keji Central 3rd Road, Hi-Tech Park, Nanshan District, Shenzhen
Representative: Gao Yingjie
2.	GrenTech (BVI) Limited (Party A2)
Address: P.O.Box 957, Offshore Incorporations Centre, Road Town, Tortala, British Virgin Islands
Party A1 and Party A2 be called Party A
Party B:
1.	Quanzhou Lake Communication Company Limited (Party B1)
Address: Floor 2-4, Production Area B3, JiangNan Hi-Tech Communication Industrial Park, Li Cheng District, Quanzhou
Representative: Zhuang HaiFan
2.	Quanzhou Lake Microwave Company Limited (Party B2)
Address: 3/F, R&D Building, Block A, Lake Technology Park, Baozhou Road North, Fengze District, Quanzhou, Fujian
Representative: Zhuang HaiFan
Party B1 and Party B2 be called Party B.
Party C:
1.	Zhuang HaiFan (Party C1)
ID number: 320102196412081637
Address: Room 604, 48 Xin Hua Nan Road, Quanzhou, Fujian
2.	Lake (HK) Technology Limited (Party C2)
Representative: Zhuang KunjieNationality: ChinaPosition: Chairman
Address: 16/F, Wing Lung Bank Building, 45 Des Voeux Road Central, Hong Kong
Party C1 and Party C2 be called Party C
Whereas:
1.
On December 17, 2008, Party A1 and Party C1 had signed an agreement <Shares transfer agreement for Lake Communication Limited>. Party A1 transfer 100% of Party B1’s shares to Party C1 in the price of RMB101.33 million and Party C1 had agree to accept the transfer.

2.
On December 17, 2008, Party A and Party C had signed an agreement <Shares Transfer Agreement> and also signed an agreement <Supplementary Agreement: Regarding to the Price of Lake Microwave shares transfer> on December 20, 2008. Party A1 transfer 51% of Party B2’s shares to Party C1 in the price of RMB2.55 million. Party C1 had agree to accept the transfer. Party A2 transfer 49% of Party B2’s shares to Party C2 in the price of RMB2.45 million. Party C2 had agree to accept the transfer.

3.
Party A2 had deputize Party A1 receives Party B2’s share transfer fee in the amount of RMB2.45 million. Party C1 agreed to pay the transfer fee RMB2.45 million for Party C2. Finally, Party A1 will accept payment from party C1 in the total of RMB106.33 million.

4.
During the discussion between Party A and party C on the share transfer, the payment RMB106.33 million of share transfer had inculded the bonus receivable RMB15.2 million which is owe to Party A1 from Party B1. Finally, Party A1’s bonus receivable of RMB15.2 million which is owe from Party B1 should be wavied.

5.	Party A1 owe Party B total amount of RMB106.33 million. (See Details <Receivable List>)
The liabilities problems from Party A and Party B, and Party A and Party C had been fully agree by all parties according to the <Contract Law of PRC>. All parties had come to the following liabilities disposition agreement:
1.	Party A, Party B and Party C had all confirmed the <Receivable List> in the total of RMB106.33 million which is owe from Party A1 to Pary C.
2.
Party A, Party B and Party C had all agreed that Party A1 should transfer the liability payable right, which is pay from Party C in the amount of RMB106.33 million, to Party B. Party B should use all receivable due from Party A1 in the <Receivable List> to exchange the liability payable right in the amount of RMB106.33 million. Finally, any liabilities in the <Receivable List> and generated from the shares transfer will be settled.

3.	Party A1 agree to wavied the Bonus payable of RMB15.2 million from party B1 and the bonus payable between Party A1 and B1 will be settled.

4.	Statement, Guarantee and Promises
1.	Party A promised and guaranteed

a)	will legally impeach and execute the terms of the liabilities transfer in the agreement and will assume all civil action independently.

b)	The transfer of the liabilities are legal and effective.

2.	Party B promised and guaranteed

a)	will legally impeach and accept the terms of the liabilities transfer in the agreement and will assume all civil action independently.

b)	Any related authorities or department had already permitted the acceptance of the liabilities transfer to Party B.

3.	Party C promised and guaranteed
Party C1 is the first payor while Party C2 is the alternate payor of the liabilities for Party B
5.
After the effective of the contract, Party A cannot ask Party C for the transferred debt of RMB106.33 million; Party B cannot ask Party A1 for the receivable which in the the <Receivable List> in the amount of RMB106,33 million; Party A1 cannot ask Party B1 for the Bonus receivable of RMB15.2 million.

6.
Party A, Party B and Party C all agreed that if any party/parties breach the statement, guranttee, promise or other obligations and make other party/parties suffer loss, penalty, damage and etc. The party/parties who breach the contract will compensate all the losses.

7.	The effective and temination of the contract
1.	The contract will be effective after Party A, Party B and Party C’s representative or authorized people signed and stamped the company chop.
2.	The attachments are part of the contract, they have the same legal power as the contract.
3.	If there is not details enough in the contract, then the contract will follow the law, regulation and rules to be processed.
4.	There are totally 6 copies of the contract, Party A, Party B, Party C each have 1 copy and all copies are equally cover by the law.
Attachment: <Receivable List>
(No more below)

(Signature page only, no other content in this page)

Party A:
1.	Shenzhen GrenTech Company Limited (Stamp)

Authorized Representative (Signature):

2.	GrenTech (BVI) Limited (Stamp)

Authorized Representative (Signature)

Party B:
1.	Quanzhou Lake communication Company Limited (Stamp)

Authorized Representative (Signature)

2.	Quanzhou Lake Microwave Company Limited (Stamp)

Authorized Representative (Signature)

Party C:
1.
Mr. Zhuang HaiFan (Signature)

2.	Lake (HK) Technology Company Limited (Stamp)

Authorized Representative (Signature)
This contract is signed in Shenzhen on year month day